Exhibit 10.3

EVERQUOTE, INC.

AMENDED AND RESTATED OUTPERFORMANCE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT – SECTION 16 OFFICER

This Amended and Restated Outperformance Performance-Based Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between EverQuote, Inc., a Delaware corporation (the “Company”), and the Participant pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”), and amends, restates and supersedes in its entirety that certain Performance-Based Restricted Stock Unit Agreement by and between the Participant and the Company dated as of [______] (the “Prior Agreement”). The Incorporated Terms and Conditions attached hereto are also a part hereof. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

Notice of Grant

I. Agreement Date

Agreement Date:

II. Participant Information

Participant:
Participant Address:

III. Grant Information

Grant Date (per Prior Agreement):
Maximum Number of Performance Restricted Stock Units:

IV. Vesting Table:

The number of pRSUs, if any, that vest will be 0% to 100% of the maximum number of pRSUs set forth above, depending on the Company’s level of performance with respect to Award-Based Adjusted EBITDA ($M) (as may be adjusted under the “Measurement” paragraph below), as determined in accordance with the table below. Award-Based Adjusted EBITDA ($M) (subject to the “Measurement” paragraph below) is measured over the twelve months ending on the applicable measurement date.

If the applicable performance target is not achieved at the initial measurement date, performance shall continue to be measured on each subsequent measurement date. If on any measurement date, the applicable performance target is met, the number of pRSUs vesting shall be calculated as set forth in the table below, and any unvested pRSUs shall be forfeited immediately and automatically to the Company. With respect to the 12/31/2027 measurement date only, if Award-Based Adjusted EBITDA falls between two of the performance targets level set forth in the table below, the pRSU payout percentage shall be determined by linear interpolation between the payout percentages for those two performance targets; provided that in no event shall the pRSU payout percentage exceed 200% of target number of pRSUs set forth above.

The performance target will be considered achieved at the time of the Company’s SEC report filing (10-K annual report, or 10-Q quarterly report) for the period ending on the applicable measurement date when the performance target was achieved.

Column “A”	Column “B”	Column “C”	Column “D”
Measurement Date	Performance Target - Preceding 12 Months Award-Based Adjusted EBITDA ($M) Required to Achieve Award	pRSU Payout % (relative to target)	pRSU Payout % (relative to granted amount)
12/31/2027		200%	100%
12/31/2027		175%	88%
12/31/2027		150%	75%
12/31/2027		125%	63%
12/31/2027		100%	50%
03/31/2028		90%	45%
06/30/2028		80%	40%
09/30/2028		70%	35%
12/31/2028		60%	30%
03/31/2029		50%	25%
06/30/2029		40%	20%
09/30/2029		30%	15%
12/31/2029		20%	10%
Notwithstanding the foregoing, all vesting is contingent upon the Participant remaining an Eligible Participant, as provided herein.

Solely for the purposes of this Agreement and Notice of Grant, the following terms have the meanings indicated:

(i)
“Award-Based Adjusted EBITDA” means the Company’s GAAP revenue, as reported by the Company in its periodic reports filed with the SEC, for the twelve months preceding the applicable measurement date, in each case multiplied by a factor of [ ]%; provided, however, that Award-Based Adjusted EBITDA shall be subject to downward adjustment as provided in the “Measurement” paragraph below;

(ii)
“GAAP” means accounting principles generally accepted in the United States of America as of the date hereof as consistently applied by the Company;

(iii)
“Modified Adjusted EBITDA” means Adjusted EBITDA, as externally reported by the Company in its periodic reports filed with the SEC, for the twelve months ending on the applicable measurement date, plus all costs and expenses incurred in connection with the Company’s potential relocation to and build-out of its new corporate headquarters, to the extent such amounts reduced net income on the applicable measurement date and were not otherwise added back to the Company’s externally reported Adjusted EBITDA in its periodic reports with the SEC; and

(iv)
“SEC” means the Securities and Exchange Commission.

Measurement:

If Modified Adjusted EBITDA is less than [ ] million as of any measurement date, then Award-Based Adjusted EBITDA that is otherwise achieved by the Company as of such measurement date shall be adjusted downward, dollar-for-dollar, by an amount equal to the excess of [ ] million over the Modified Adjusted EBITDA.

By accepting and agreeing to this Notice of Grant (whether electronically through the Company’s online acceptance process or otherwise), the Participant hereby acknowledges that the Participant has read this Notice of Grant, the Agreement, and the terms and conditions attached hereto, has received and read the Plan, understands and agrees to comply with the terms and conditions of this Agreement and the Plan, and Participant further understands and agrees that this Notice of Grant and Agreement replaces and supersedes in its entirety the Prior Agreement.

EverQuote, Inc. Participant

___________________________ ______________________________

Name: Name:

Title:

EVERQUOTE, INC.

Performance-Based Restricted Stock Unit Agreement

Incorporated Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.
Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Plan, an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of Class A Common Stock, $0.001 par value per share, of the Company (the “Class A Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

2.
Vesting.
(a)
The RSUs shall vest in accordance with the Vesting Table set forth in the Notice of Grant (the “Vesting Table”). Any fractional shares resulting from the application of the percentages in the Vesting Table shall be rounded down to the nearest whole number of RSUs.
(b)
Upon the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Class A Common Stock, subject to the payment of any taxes pursuant to Section 7. The Class A Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date. Notwithstanding anything herein to the contrary, in the sole discretion of the Board, the Company may, with respect to any applicable vesting date of the RSU, deliver to the Participant cash having a fair market value equal to the number of shares of Class A Common Stock underlying the portion of the RSU that vested on such date, payable within 30 days of the vesting date, less applicable taxes.
(c)
In the event of a Change in Control, as defined in the EverQuote Executive Severance Plan, as it may be amended from time to time, upon the consummation of such Change in Control, a pro rata portion of the then-outstanding RSUs subject to this award will vest as follows:
(i)
If the Change in Control is consummated prior to or on 3/31/2028, in an amount determined by multiplying the number of RSUs subject to this award that would vest at the 100% payout level in Column “C” of the vesting table (i.e., the target level, and not the 200% maximum level) (the “Target RSUs”) by a fraction: (i) the numerator of which is the total Award-Based Adjusted EBITDA for the completed twelve months preceding the consummation of such Change in Control (determined in accordance with the "Measurement" paragraph of the Notice of Grant, applied as if the date of the Change in Control were the applicable measurement date), and (ii) the denominator of which is the target Award-Based Adjusted EBITDA corresponding to such 100% payout level, which is [ ]. In no event shall the foregoing fraction exceed 100%.
(ii)
If the Change in Control is consummated after 3/31/2028 and prior to 1/1/2029, in an amount determined by multiplying the number of RSUs subject to this award that would vest at the applicable percentage payout level in Column “C” of the vesting table based on the most recently completed measurement date prior to such consummation (the “Target RSUs”) by a fraction: (i) the numerator of which is the total Award-Based Adjusted EBITDA for the completed twelve months preceding the consummation of such Change in Control (determined in accordance with the "Measurement" paragraph of the Notice of Grant, applied as if the date of the Change in Control were the applicable measurement date), and (ii) the denominator of which is the target Award-Based Adjusted EBITDA corresponding to the payout level associated with such measurement date. In no event shall the foregoing fraction exceed 100%.
(iii)
In either case of Section 2(c)(i) or 2(c)(ii) above, upon the consummation of such Change in Control, the remaining portion of the award, if any (i.e., the Target RSUs less the number of RSUs that vest pursuant to the foregoing) will convert to a time-based (only) award, and will vest in equal quarterly installments (consistent with the measurement periods in the vesting table) over the period beginning on the date of such consummation and ending on December 31, 2028, contingent upon the Participant remaining an Eligible Participant. For the avoidance of doubt, the foregoing remaining portion of the award will constitute a “Time-Based Equity Award” for purposes of the Company’s Amended and Restated Executive Severance Plan (effective as of February 12, 2026), as it may be amended from time to time.
(iv)
If the Change in Control is consummated on or after 1/1/2029, this award will vest at the applicable percentage payout level in Column “C” of the vesting table based on the most recently completed measurement date prior to such consummation, contingent upon the Participant remaining an Eligible Participant.
3.
Forfeiture of Unvested RSUs.

(i) Except to the extent otherwise set forth herein (including without limitation in Section 2(c) herein), in the event that the Participant ceases to be an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive awards under the Plan (an “Eligible Participant”) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Class A Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

(ii) For the avoidance of doubt, upon (and effective as of) the consummation of a Change in Control, all then-outstanding RSUs subject to this award other than (A) the RSUs that vest pursuant to Section 2(c)(i) or Section 2(c)(ii) and (B) the remaining portion of the award that converts to a time-based (only) award pursuant to Section 2(c)(iii) shall be forfeited immediately and automatically to the Company for no consideration. The RSUs forfeited pursuant to this paragraph include, without limitation, any RSUs that could have vested above the 100% payout level in Column “C” (i.e., up to the 200% maximum level) under the vesting table.

4.
Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Class A Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.
Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Class A Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Class A Common Stock to the Participant following the vesting of the RSUs.

6.
Provisions of the Plan.

This Agreement is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Agreement.

7.
Tax Matters.
(a)
Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”), is available with respect to RSUs.
(b)
Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. In order to satisfy such withholding right, the Company shall retain from the number of shares of Class A Common Stock otherwise issuable to the Participant on the applicable vesting date or event a number of shares of Class A Common Stock having a fair market value equal to the amount of the maximum applicable statutory withholding tax required to be paid to the Company by the Participant in connection with such vesting date or event. The

Company shall not deliver any shares of Class A Common Stock to the Participant until it is satisfied that all required withholdings have been made.
8.
Miscellaneous.
(a)
No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any affiliate of the Company.
(b)
Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”) and this Agreement shall be interpreted consistent with that intent. The delivery of shares of Class A Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
(c)
Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
(d)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.
(e)
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company, or any third party designated by the Company.